Exhibit 99.1

Fusion Acquisition Corp. II Receives NYSE Notice Regarding Delayed Form 10-Q Filing

New York, New York, June 2, 2021 – Fusion Acquisition Corp. II (NYSE: FSNB) (the “Company”) today announced that it received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Q1 2021 Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The notice has no immediate effect on the listing of the Company’s stock on the NYSE.

The NYSE informed the Company that, under the NYSE’s rules, the Company can regain compliance with the NYSE’s continued listing requirements by filing the Q1 2021 Form 10-Q with the SEC at any time prior to November 24, 2021.

As the Company reported in its Form 12b-25 filed with the SEC on May 18, 2021, the Company is currently determining the extent to which the April 12, 2021 statement released by the Staff of the SEC relating to the accounting and reporting considerations for warrants issued by special purpose acquisition companies (“SPACs”) will impact its financial statements as of and for the fiscal quarter ended March 31, 2021, which will be included in the Q1 2021 Form 10-Q.

The Company is working diligently to complete the Q1 2021 Form 10-Q and expects to file such report as soon as practicable.

Cautionary Note Concerning Forward-Looking Statements

This press release contains certain forward-looking statements, including without limitation the Company’s current expectations and intentions with respect to the filing of its Q1 2021 Form 10-Q. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, including the length of time that may be required for the Company to complete its procedures and file the Q1 2021 Form 10-Q, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company's filings with the SEC.

Contact

Cody Slach

Gateway Investor Relations

(949) 574-3860

FUSION@gatewayir.com